UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 29, 2021

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreement.

On October 29, 2021, Boxlight Corporation, a Nevada corporation (the “Company”), and its wholly owned subsidiary, Boxlight, Inc. (“Boxlight”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with FrontRow Calypso LLC, a Delaware limited liability company (“FrontRow”), and the FrontRow equity holders, Phonic Ear Inc. and Calypso Systems LLC (the “Equityholders”), pursuant to which the Company will acquire from the Equityholders 100% of the membership interests of FrontRow. FrontRow makes technology that improves communication in learning environments, including developing network-based solutions for intercom, paging, bells, mass notification, classroom sound, lesson sharing, AV control and management. FrontRow is based in Petaluma, California, and has offices in Toronto (Canada), Copenhagen (Denmark), Brisbane (Australia), Shenzhen (China) and Hamilton (United Kingdom).

As consideration for the acquisition of FrontRow, the Company has agreed to pay FrontRow $30,000,000 (the “Enterprise Value”), less FrontRow indebtedness as of the closing date and certain transaction expenses, plus certain working capital adjustments (the “Purchase Price”). It is anticipated that the final Purchase Price will be approximately $34,000,000. The Company previously paid $1,000,000 as a deposit on the acquisition (the “Deposit”), which Deposit is presently being held in escrow with Wilmington Trust National Association and will be applied to the Purchase Price upon closing. Although it is anticipated that the closing will occur in late November 2021, the parties have agreed to make the closing deemed effective as of October 31, 2021 (the “Effective Date”).

The closing is subject to certain closing conditions, including the Company obtaining adequate financing to pay the Purchase Price. The parties plan to close on the transaction on or before November 30, 2021; however, if all other conditions other than consummation of the financing are met, the closing may occur as late as December 31, 2021 (the “Outside Closing Date”), should the Company require such additional time to obtain financing. Should the transaction fail to close by the Outside Closing Date, the Equityholders shall be entitled to retain the Deposit as a termination fee, but shall not be entitled to any other damages.

The foregoing description of the Purchase Agreement does not purport to describe all of the terms of the Purchase Agreement and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On November 1, the Company issued a press release announcing its entrance into the Purchase Agreement with FrontRow, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement, dated October 29, 2021, between Boxlight Corporation, Boxlight Inc., FrontRow Calypso LLC, Phonic Ear Inc. and Calypso Systems LLC.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2021

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer